NAREIT Investor Forum June 2010 MAA Mid-America Apartment Communities

Successful Public Company Platform MAA Sixteen Year Record of Success Top Tier Performance for Shareholders Strong Operator; Sophisticated Platform S&P Small-Cap 600 Strong Corporate Governance Disciplined Capital Deployment Value Investor Extensive Network & Deal Flow Proven Success with Joint Ventures Full Cycle Performance Profile High Quality Multifamily Portfolio High Growth Sunbelt Region Focus Young Portfolio Unique Two-Tier Market Strategy Strong Balance Sheet Capacity to Pursue Opportunities Superior Ratios Dividend Payout Leverage Fixed Charge 2

Focus on High Growth Region MAA Pro-Business Environment Greater Access to Labor and Land Strong Distribution And Logistics Structure Positive Demographic Flow Lower Cost of Living Expanding Import/Export Activities Lower Taxes Higher Job Growth and Household Formation Trends Port cities likely to benefit Household formation trends in MAA markets exceed national outlook 3

Value Creation Strategy MAA Portfolio Strategy Effective mix of large and secondary markets provide strong revenue growth in up economic cycles, more resilient performance in down economic cycles, with better results over the full cycle horizon Capital Deployment Strict discipline in underwriting; value investor approach primary focus on acquiring versus in-house development of new properties Operating Approach Focus on creating competitive advantages through systems (revenue management, operating efficiencies), superior execution with industry leading training programs and aggressive hands on operating culture Transition to Full Cycle Profile MAA Portfolio Market Segment Mix Large Markets Secondary Markets 4

Strong Operating Platform MMA Based on latest quarterly data (Q110), MAA rents were 2.3% above market comps and occupancy was 6% above the REIS market average Sample Market MAA Rents Over (Under) Market MAA Occupancy Over (Under) Market Revenue Over (Under) Market Cap Rate Difference Between MAA and Market Phoenix (0.2%) 4.4% 4.2% 0.39% Raleigh 0.0% 3.5% 3.5% 0.33% Savannah 6.1% 8.9% 15.0% 1.18% Ft. Lauderdale 5.1% 3.7% 8.8% 0.75% San Antonio 1.4% 6.6% 8.1% 0.70% Tallahassee 5.7% 5.7% 11.4% 0.94% Tampa 2.6% 6.0% 8.6% 0.74% Winston Salem 3.2% 5.5% 8.7% 0.74% Little Rock 2.8% 5.2% 8.0% 0.70% Total All Markets 2.3% 6.0% 8.3% 0.71% Large Markets 2.5% 6.2% 8.8% 0.74% Secondary Markets 2.0% 5.6% 7.7% 0.66% 5

Strong Operating Platform MAA Average occupancy of MAAs same store portfolio has exceeded comparable market averages (REIS data representing 94% of MAAs assets) by 170 bps Physical Occupancy MAA vs. REIS Average spread 170 bps 6

Out Performing Sector Over Full Cycle MAA Better full cycle performance, with lower volatility, drives stronger and more consistent long-term performance Repositioned portfolio and strengthened platform = stronger up cycle performance profile 2000-2010E NOI Std Dev MAA 1.0% 3.7% Sector 0.8% 5.3% Same Store NOI Growth 2004-2010E NOIStd Dev MAA 2.0% 3.8% Sector 1.4% 4.9% Source: Green Street May 10 Residential REIT Update Sector Average MAA 7

Recovery Cycle Underway MAA Dramatic fall-off in permits support outlook for minimal new supply pressure over the next three + years. Note that both large and secondary MAA markets are expected to drop below national MSA trends. % Change in Permits Issued 5+ Units Totall All MSAs MAA Markets Large MAA Markets Secondary MAA Markets Source: 2005 peak of 120k permits in MAA markets, dropped to estimated 25k in 2010 (80% drop from peak to trough) U.S. Census Bureau 8

Recovery Cycle Underway MAA National Outlook Muted new supply pressure, coupled with increasing demandfueled by recovery cycle in employment, pent-up apartment demand and lower home buying trendscombine to support a strong recovery cycle. MAA is particularly well positioned for strong positive absorption trends that will exceed national norms. Annual Employment Growth Projections Top 25 Reit Markets MAA Markets 9

New Value Growth Opportunities MAA Sixteen + year track record focused exclusively on sourcing, underwriting, financing and closing on apartment properties Deal flow has significantly increased in past 60 days Well established record of performance for sellers; MAA active with all transaction market participants in the region MAA is in a very strong position to execute for sellers Meaningful relative opportunity for MAA external growth over the next few years 10

Platform Value & Cap Rate Impact MAA Using the Q1 data discussed in slide 5, on a typical acquisition MAA would generate additional NOI of $300-$400k per year above market level performance At this average above market performance level, income generated on MAA managed properties should imply a cap rate that is 71bps lower than the market average (based on the NPV of MAA above market performance at a 9% discount rate) Marginal NOI created by MAA, representing a cap rate differential of 71bps Market NOI on a typical $25MM acquisition purchased at a 6% cap rate 11

Attractive Pricing Opportunity MAA MAA is currently priced at an implied cap rate discount to the sector average However, MAAs historical long-term internal same store growth (and overall FFO growth) performance exceeds the sector average; established record of exceeding regional market performance levels and sector averages Outlook for continued out-performance is positive Total Implied Unleveraged Return 0.8% 5.8% 1.0% 6.3% Sector Average MAA Market Implied Cap Rate Same Store Growth MAA outperforms by 70 bps on an unleveraged basis with continued cap rate discount MAA outperforms by 140 bps on a leveraged basis MAA outperforms by 250 bps on a leveraged basis at the current peer average cap rate Source: Cap rate data from BMO Capital Markets Update (5/24/10) and same store data from Green Street May 10 Residential REIT Update 12

Cap Rate Movement and Cycles MAA Investment Capital Chasing Opportunity in the High Growth Sunbelt Markets Drives Cap Rates and Value in a Manner That is Consistent With Other Regions Average Period to Period Basis Points Change in Cap Rate All Markets MAA Markets Source: CBRE Multi Housing Cap Rate Study; represents 70% of MAAs gross assets 13

Attractive Pricing Opportunity MAA MAA trades at a discount to sector average FFO and AFFO multiples despite established record of out performance and solid prospects for strong recovery At sector FFO multiple average of 18.4, MAA share price would be $67.71; approximately a 25% premium to current trading range FFO Multiple AFFO Multiple Source: SNL (based on 2010E FFO and AFFO) Source: SNL (based on 2010E FFO and AFFO) AVB PPS BRE EQR ESS UDR CPT AIV HME AEC CLP MAA AVB PPS BRE EQR ESS UDR CPT AIV HME AEC CLP MAA 14

Why Buy MAA MAA High-growth region and strong operating platform well positioned for recovery cycle Solid prospects for robust internal growth over the next few years; demonstrated competitive recovery cycle performance Strong balance sheet and extensive deal flow; well positioned to capture meaningful new growth Dividend pay-out ratio that is better than sector average Implied cap rate pricing compared to sector that discounts long-term historical performance and near-term outlook FFO/AFFO multiple that discounts outlook for internal growth and new growth as compared to sector Meaningful upside opportunity associated with capturing sector average pricing 15

End of Presentation MAA Mid-America Apartment Communities